STOCK REDEMPTION AND MUTUAL RELEASE AGREEMENT

This Stock Redemption and Mutual Release Agreement (this “Agreement”) is effective as of the close of escrow between Corix Bioscience, Inc., a Wyoming corporation, formerly known as American Housing Income Trust, Inc., a Maryland corporation (hereinafter, “Corix”), and Raymond Chuck-Sau Yule and Winnie Chang Yule (hereinafter, the “Yules”), and the “Related Parties,” as defined below. Corix and the Yules are collectively referred to herein as the “Parties” or individually as a “Party.”

WHEREAS, the Parties are parties to an Escrow Agreement whereby Mark M. Snitchler of Hubbard Snitchler & Parzianello, PLC, a Michigan professional limited liability company, (hereinafter, the “Escrow Agent”) holds certain agreements, including this Agreement, in escrow pending closing of those agreements in escrow (the “Escrow Agreement”).

WHEREAS, in conjunction with the Escrow Agreement, the Parties, and Arthur Chang Yule and Raymond Yule JTTEN (the “Arthur/Raymond Trust”), Raymond Chuck-sau Yule and Winnie Chang Yule Family Trust, March 27 2009 (the “Yule Family Trust”), American Realty Partners, LLC, an Arizona limited liability company, Performance Realty Management, LLC, an Arizona limited liability company, AHIT Valfre, LLP, a Maryland limited liability partnership (“AHIT Valfre”) and Sean Zarinegar (hereinafter, the “Related Parties”) entered into the following agreements: (a) Settlement Agreement between the Parties and Related Parties associated with a disputed claim, and (b) Agreement to Purchase Real Estate between AHIT Valfre and the Yule Family Trust for the purchase of certain real estate assets titled to AHIT Valfre. These agreements are referred to herein as the “Related Agreements.”

WHEREAS, pursuant to the Escrow Agreement, this Agreement shall become effective upon the performance of the Parties herein of this Agreement, and the Related Agreements (hereinafter referred to as the “Effective Date”). In the event the Related Agreements do not close under the Escrow Agreement, this Agreement shall be void.

WHEREAS, the Yules own shares of common stock in Corix as follows:

Shareholder Shares Held

IRA Resources, Inc. Cust. FBO Raymond Yule                               24,482

IRA Resources, Inc. Cust. FBO Raymond Yule Roth IRA                11,924

IRA Resources, Inc. Cust. FBO Winnie Yule Traditional IRA             1,959

IRA Resources, Inc. Cust. FBO Winnie Yule Roth IRA                    11,924

These shares are hereinafter referred to as the “Shares.” The Shares do not include those shares of common stock subject to the Option Agreement, identified above as part of the Related Agreements.

WHEREAS, these Recitals are not mere statements, but rather representations relied upon by the Parties (in addition to other representations in this Agreement) and thus form the basis of the Parties’ intent in entering into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the Recitals and the terms and conditions set forth in this Agreement, Corix and the Yules agree as follows:

1. Agreement of Redemption. On the terms and subject to the conditions set forth in this Agreement and the Related Agreements, the Yules tender the Shares to Corix for retirement on Corix’s books and records resulting in the termination of all rights, title and interest the Yules have in the Shares in consideration for payment by Corix to the Yules in the amount of $155,895.90 (the “Purchase Price”) in the manner prescribed by the Yules in directions to the Escrow Agent. Upon execution of this Agreement and the Escrow Agreement, Corix has three (3) business days to deposit the Purchase Price with the Escrow Agent.

2. Stock Powers. The Yules have delivered Stock Powers to Corix and the Escrow Agent to hold in escrow under the Escrow Agreement. The Yules agree that the Escrow Agent shall deliver the Stock Powers to VStock Transfer, LLC (“VStock”), which serves as Corix’s transfer agent, or its successor or assign, for the purpose of assigning and transferring the Shares. The Yules agree to take any and all other action deemed necessary by VStock or the Escrow Agent in transferring the Shares back to Corix for cancellation, and Corix agrees to be responsible for all costs incurred in transferring the Shares back to Corix for cancellation.

3. Representations and Warranties of Corix. Corix represents and warrants to the Yules as follows as of the date of this Agreement, and acknowledges and confirms, that the Yules are relying on these representations and warranties in entering into this Agreement:

3.1 Organization and Standing. Corix is a corporation organized, validly existing, and in good standing under the laws of the State of Wyoming, and has all requisite power and authority to enter into this Agreement.

3.2 Authorization. Sean Zarinegar, on behalf of Corix, has the requisite legal capacity to execute, deliver, and perform this Agreement and to consummate any related transactions on behalf of Corix. Corix has duly executed and delivered this Agreement. This Agreement when executed and delivered by Corix will be a legal, valid, and binding obligation of Corix.

3.3 Tax, Taxes and Tax Return Defined. For the purposes of this Agreement, “Tax” or “Taxes” shall mean all federal, state, county, local, foreign, and other taxes (including, without limitation, income taxes; premium taxes; business taxes; excise taxes; sales taxes; use taxes; value-added taxes; gross receipts taxes; franchise taxes; ad valorem taxes; real estate taxes; severance taxes; capital levy taxes; transfer taxes; stamp taxes; employment, unemployment, and payroll-related taxes; withholding taxes; and governmental charges and assessments), and include interest, additions to tax, and any penalties. For purposes of this Agreement, (i) a Tax is “imposed” upon a person if such person is responsible under applicable law for the payment, withholding, or collection of such Tax; (ii) a person is “subject to” a Tax if such Tax is imposed on either (A) such person or (B) a third party based on the activities or assets of such person; and (iii) a Tax is “of” a person if either clause (i) or (ii) of this Section 4.3 pertains to such Tax and such person. For purposes of this Agreement, “Tax Return” shall mean any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any governmental authority in connection with the determination, assessment, collection, or payment of any Tax. Corix agrees to be responsible for any Tax or Taxes levied against Corix associated with this Agreement.

4. Representations and Warranties of the Yules. The Yules represent and warrant to Corix as follows as of the date of this Agreement, and acknowledges and confirms, that Corix is relying on these representations and warranties in entering into this Agreement:

4.1 Heirs, Beneficiaries and Assigns. The Yules’ heirs, beneficiaries, assigns, nominees and/or designees are bound by the terms and conditions of this Agreement.

4.2 Authorization. The Yules have the requisite legal capacity to execute, deliver, and perform this Agreement and to consummate any related transactions herein. This Agreement when executed and delivered by the Yules will be a legal, valid, and binding obligation of them and those identified in Section 5.1, above.

4.3 Litigation. To the Yules’ knowledge, there are no claims, liens, encumbrances, disputes, actions, suits, proceedings, or investigations pending or threatened against or affecting the Shares.

4.4 Taxes and Costs. The Yules agree that they shall be responsible for any Taxes incurred by them in performing under this Agreement, and any costs applicable to the Shares held in any individual retirement account or other costs associated with transferring the Shares.

5. Indemnification/Releases. The Parties mutually agree to the following indemnification and hold harmless provisions:

5.1 Indemnification by Corix. Corix shall pay, reimburse, indemnify, and hold harmless the Yules, and those individuals or entities defined under Section 5.1, above, from and against any and all claims, suits, actions, assessments, losses, diminution in value, liabilities, fines, penalties, damages (compensatory, consequential, direct, indirect, and other), costs, and expenses (including reasonable legal fees) (“Losses”), and including any Losses that arise in the absence of a third-party claim, in connection with or resulting from any inaccuracy in any representation or breach of any warranty of Corix contained in this Agreement.

5.2 Indemnification by the Yules. The Yules, individually and jointly, shall pay, reimburse, indemnify, and hold harmless Corix and its shareholders, directors, officers and/or employees from and against any and all claims, suits, actions, assessments, losses, diminution in value, liabilities, fines, penalties, damages (compensatory, consequential, direct, indirect, and other), costs, and expenses (including reasonable legal fees), and including any Losses, as defined above, that arise in the absence of a third-party claim, in connection with or resulting from any inaccuracy in any representation or breach of any warranty of the Yules contained in this Agreement.

6. Expenses. Each of the Parties shall pay their respective costs incurred incidental to the preparation, execution and delivery of this Agreement and the performance of any related obligations, whether or not the transactions contemplated by this Agreement shall be consummated.

7. Miscellaneous Provisions.

7.1 Representations and Warranties. All representations, warranties, and agreements made by the Parties pursuant to this Agreement shall survive the consummation of the transactions contemplated by this Agreement, for a period of eighteen (18) months following the Effective Date. All indemnifications and releases shall specifically survive the Effective Date.

7.2 Parties in Interest. This Agreement shall inure to the benefit of, and be binding on, the Parties and their respective successors and permitted assigns.

7.3 Choice of Law. This Agreement shall be governed, construed, and enforced in accordance with the laws of the State of Arizona.

7.4 Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signature on each counterpart were on the same instrument. Facsimile or electronic signatures shall be binding upon the Parties as if they were originals.

7.5 Entire Agreement. This Agreement and all related documents, schedules, exhibits, or certificates represent the entire understanding and agreement between the Parties with respect to the subject matter and supersede all prior agreements or negotiations between the Parties. This Agreement may be amended, supplemented, or changed only by an agreement in writing that makes specific reference to this Agreement or the agreement delivered pursuant to it, and must be signed by the Party against whom enforcement of any such amendment, supplement, or modification is sought.

7.6 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if one or more of the provisions of this Agreement is subsequently declared invalid or unenforceable, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions of this Agreement. In the event of such declaration of invalidity or unenforceability, this Agreement, as so modified, shall be applied and construed so as to reflect substantially the intent of the Parties and achieve the same economic effect as originally intended by its terms. In the event that the scope of any provision to this Agreement is deemed unenforceable by a court of competent jurisdiction, the Parties agree to the reduction of the scope of such provision as such court or arbitrator shall deem reasonably necessary to make such provision enforceable under the circumstances.

7.7 Release of Escrow Agent. The Parties agree that the Escrow Agent shall hold this Agreement in escrow under the Escrow Agreement with the Related Agreements. The Parties agree to waive and release any and all claims against the Escrow Agent in holding this Agreement in escrow, except for any claims of gross negligence or intentional wrongdoing.

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The Parties have executed this Agreement on the Effective Date.

CORIX BIOSCIENCE, INC., a Wyoming

corporation and successor-by-conversion to

AMERICAN HOUSING INCOME TRUST,

INC., Maryland corporation

/s/ Sean Zarinegar

By: Sean Zarinegar, as authorized by

Resolution of the Board of Directors

Its: Chairman of the Real Estate Committee

/s/ Raymond Chuck-Sau Yule

Raymond Chuck-Sau Yule

/s/ Winnie Yule

Winnie Yule

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